Exhibit 10.3

FORM OF AMENDMENT

TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

TO FIRST LIEN HOLDERS

THIS                AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made and entered into as of October 28, 2010 by and among TECHNISCAN, INC., (the “Maker”) and                                          (together with its successors and assigns, “Payee”).

R E C I T A L S:

WHEREAS, the Maker and the Payee desire to revise that certain Senior Secured Convertible Promissory Note dated March 30, 2010 entered into by and between the Maker and the Payee, as amended by that certain Amendment to Senior Secured Convertible Promissory Note dated as of May 10, 2010, that certain Second Amendment to Senior Secured Convertible Promissory Note dated as of September 30, 2010, that certain Third Amendment to Senior Secured Convertible Promissory Note dated as of October 5, 2010, and that certain Fourth Amendment to Senior Secured Convertible Promissory Note dated as of October 13, 2010 (collectively, the “Note”).

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Amendment, including pursuant to Section 2 below, the parties hereto hereby agree as follows:

1.            Amendment of the Note.  Pursuant to Section 11 of the Note:

(a)  Section 3 of the Note is deleted in its entirety and replaced with the following:

Any outstanding principal balance and accrued unpaid interest shall be paid to Payee in full no later than January 31, 2011; provided, however, at any time prior to January 31, 2011, Payee may at its sole option (and shall, upon the timely exercise and consummation by TMS Capital Holdings LLC (“TMS”) of the option contained in Section 2.01(c) of the Participation Agreement dated as of October 28, 2010 between TMS and Payee) elect, by written notice to Maker, that any outstanding principal balance of and all accrued and unpaid interest on this Note shall be paid to Payee in full no later than April 15, 2011, and if Payee makes such election the Maker (a) shall issue and deliver to or as directed by Payee 10,000 shares of Common Stock, as evidenced by a stock certificate(s) in the name or names specified by Payee representing such shares, having the same restrictions on sale or transfer as the 10,000 shares of Common Stock issued to Payee on or about October 28, 2010 and (b) shall issue and deliver to or as directed by Payee a Warrant(s) to purchase an aggregate number of shares of Common Stock equal to the then outstanding principal sum under this Note divided by the then current Warrant Price (as defined in Warrant #W-002 in the name of Payee), which Warrant(s) shall be exercisable for five years from the date of issuance and shall otherwise be in the same form as Warrant #W-002.  The date on which principal and interest becomes due in accordance with this Section 3 is referred to herein as the “Maturity Date”.

(b)  Section 4(a) of the Note is deleted in its entirety and replaced with the following:

In connection with the closing of a Qualified Financing (as defined below), Maker may at its option offer Payee in writing, at least five business days prior to such closing, the opportunity to elect, by written notice to Maker within two business days thereafter, to convert all or a portion of the Note into QF Securities (as defined below) at the same price and on the same terms as other investors in the Qualified Financing. If for any reason Payee does not timely elect to convert into QF Securities or if for any reason Maker fails to timely offer Payee the opportunity to convert, Maker shall within five business days of the closing of such Qualified Financing prepay the principal of and all accrued and unpaid interest on this Note (the “Payoff Amount”). Payee has no right to convert this Note into other securities of Maker prior to the Maturity Date unless Maker has consummated a Qualified Financing and failed to pay the Payoff Amount in full within five business days following the closing of such Qualified Financing.  If the Payoff Amount or any portion thereof is outstanding on the earlier of the sixth business day following the closing of a Qualified Financing and the day following the Maturity Date (the earlier of such dates being referred to herein as the “Convertibility Date “), Payee may, at its sole option, convert the principal amount of this Note and accrued and unpaid interest thereon (the “Convertible Amount”) in whole or in part into (i) if a Qualified Financing has been consummated (whether before or after the Maturity Date), QF Securities at the same price and on the same terms as other investors in the Qualified Financing, (ii) whether or not a Qualified Financing has been consummated, Shares, as provided in paragraph (b) below, or (iii) whether or not a Qualified Financing has been consummated, as provided in paragraph (c) below. For purposes herein, a “Qualified Financing” shall mean the sale by Maker of either Shares and/or other securities that are convertible into or exercisable for Shares (collectively, “QF Securities”) for cash for investment purposes, pursuant to which Maker receives gross proceeds (subject only to customary selling commissions and transaction expenses) of not less than FIVE MILLION DOLLARS ($5,000,000) in one or more closings.  For the avoidance of doubt, if Payee elects to convert any portion of the Convertible Amount pursuant to clause (i) above, Payee shall be entitled to receive the number and type of QF Securities as would be received in exchange for a cash investment in the Qualified Financing equal to the Convertible Amount and shall be entitled to retain the warrants being acquired by Payee pursuant to the Purchase Agreement.  Maker shall deliver to Payee the applicable number and type of QF Securities within three Trading Days of receipt of Payee’s election to convert into QF Securities as provided above. No fractional QF Securities will be issued in connection with any conversion of the Conversion Amount, but instead will be rounded up to the nearest whole QF Security.  The date notice of conversion of all or any portion of the Note is given by Payee to Maker (pursuant to this Section 4(a) or as elsewhere provided in the Note) is referred to as the “Conversion Date”.

(c)          Section 4(b) of the Note is hereby amended by adding the following phrase at the beginning:

Beginning on the Convertibility Date,

(d)  Section 4(c) of the Note is hereby amended by deleting the words “Beginning on the day following the Maturity Date” in the first line thereof and substituting therefore the words “Beginning on the Convertibility Date”.

(e)  Sections 6(b)(iv)(B) and (C) of the Note are hereby amended as follows:

The date October 31, 2010 shall be deleted and replaced with” the Convertibility Date”

(c)  Section 6(b)(v) of the Note is deleted in its entirety and replaced with the following:

the Registration Statement fails to become effective for any reason prior to the Convertibility Date;

2.             Waiver of Conversion Price Adjustment.  Payee hereby waives any and all rights Payee has or may have under Section 5(vi) of the Note based on the issuance by the Maker of shares of common stock described in Section 3 of the Note in connection with the extension of the Maturity Date (as defined in the Note) to January 31, 2011, April 15, 2011, or such later date as agreed upon by the Maker and Payee.

3.             Continued Effect of the Note.  All provisions of the Note, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.  Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Note.

4.            Interpretation of Amendment.  In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Note, the provisions of this Amendment shall govern and control.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.  A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TECHNISCAN, INC.

By:	/s/ David C. Robinson	By:
David C. Robinson

	Chief Executive Officer	Name: